UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2007, Ener1 Group, Inc. ("Ener1 Group"), Ener1, Inc.'s ("Ener1") controlling shareholder, agreed to invest up to $15 million (the "Capital Commitment") in Ener1 through the purchase of newly issued shares of common stock. The funds are to be used for the continuing commercial development of lithium ion batteries for hybrid electric vehicles ("HEV’s") and the product launch of its fuel-cell-powered surveillance camera. The investments will be funded based on Ener1's operating requirements through December 31, 2007. Ener1 Group purchased 12,873,333 shares of Ener1 common stock for $3,862,000 in June 2007 pursuant to this agreement to invest. The Capital Commitment will be reduced by any additional capital that Ener1 raises during the investment period. The terms of the agreement are subject to final documentation to be mutually agreed upon by the parties.

Ener1 Group agreed to purchase shares of Ener1's stock at a price of $0.30 per share. In addition, Ener1 will issue to Ener1 Group five-year warrants to purchase Ener1 common stock equal to 60% of the number of shares purchased during the investment period at an exercise price of $.30 per share. The warrant coverage could increase to 100% in the event that Ener1 or its subsidiaries are unable to raise sufficient equity or debt financing in order to (i) retire the Company's senior secured debentures due 2009 on or before December 31, 2007, (ii) fully fund the approved budgets of the Company and its subsidiaries from September 1 through December 31, 2007 and (iii) fully fund the operations of the Company through December 31, 2008.

As part of the agreement, Ener1 agreed to amend the exercise price of outstanding warrants to purchase up to 52,138,136 shares of Ener1 common stock previously issued to Ener1 Group from an average exercise price of $0.50 per share to $0.30 per share.

Ener1 may require Ener1 Group to purchase common stock pursuant up to an amount equal to the Commitment Amount if Ener1 has achieved certain milestones by specific dates, including the following:

(i) EnerDel, Inc. ("EnerDel") must produce at least three (3) fully functional hybrid battery packs on or before the end of the second full calendar week of September 2007;

(ii) EnerDel must produce at least six (6) fully functional hybrid battery packs in each of October, November and December 2007;

(iii) EnerDel must enter into one or more customer funded contracts to develop specific applications of its lithium ion batter technology on or before November 30, 2007;

(iv) EnerDel must be awarded a United States Advanced Battery Consortium ("USABC") phase II contract on or before October 31, 2007;

(v) a vehicle using EnerDel’s lithium ion battery technology must be functional on or before December 31, 2007;

(vi) EnerDel must deliver a fully functional hybrid battery pack to Office of Naval Research ("ONR") on or before December 31, 2007;

(vii) EnerFuel, Inc. ("EnerFuel") must begin shipping its wireless surveillance camera on or before August 31, 2007;

(viii) EnerFuel must achieve sales of (1) 150 camera units by September 31, 2007 and (2) 1,150 camera units by December 31, 2007; and

(ix) EnerFuel must achieve at least ninety percent (90%) of its "non-camera milestones" as specified in its June 14, 2007 internal operating plans.

Item 3.02 Unregistered Sales of Equity Securities.

On June 29, 2007, Ener1 issued to Ener1 Group, 12,873,333 shares of common stock of Ener1, Inc. for $3,862,000. In addition, Ener1 issued warrants to Ener1 Group to purchase up to 7,724,000 shares of its common stock at a per share exercise price of $0.30. These warrants have a term of five years.

These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933 as issuances not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On June 29, 2007, Ener1 issued a press release announcing that its controlling shareholder, Ener1 Group, Inc., had agreed to invest up to $15 million in Ener1 through the purchase of newly issued shares of common stock. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on June 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

June 29, 2007	By:	/s/ Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	June 29, 2007 Press Release